Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of October 31, 2008 by and among IntelePeer, Inc., a Delaware corporation (the “Company”), Frank M. Fawzi (“Fawzi”), John Belanger, Haydar Haba, Dan Quandt, Sam Raman, Michael Vorce, Fawzi Common Stock, Inc. (“FCS”), UIS, LLC (“UIS”) and Thomas M. Ferguson (“Ferguson”), each an individual (each a “Founder” and together the “Founders”), and the persons and entities listed on EXHIBIT A attached hereto (the “Investors”).

RECITALS

WHEREAS, the Company and MG Capital Management are parties to that certain Series A Preferred Stock Purchase Agreement dated as of August 11, 2004, and the Company is a party to letter agreements with VenCore Solutions, LLC dated September 23, 2004 and February 9, 2006 granting registration rights, and the Company is a party to Employment Agreements with each of Fawzi and Ferguson, dated January 6, 2006, each of which grants registration rights, is a party with certain Investors to a Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, in order to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Founders and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein.

WHEREAS, the Company and the parties to the Amended and Restated Registration Rights Agreement dated as of June 30, 2006 (the “Prior Rights Agreement”) desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Rights Agreement with the rights and obligations set forth in this Agreement.  Section 14.9 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by the written consent of the Company and the holders of a majority of the Registrable Securities and the undersigned parties to this Agreement hold a majority of the Registrable Securities.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             Definitions.

(a)           “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(b)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)           “Founder” has the meaning set forth in the preamble to this Agreement.

(e)           “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 10 hereof.

(f)            “Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to a registration statement filed with the SEC under the Securities Act.

(g)           “Original Series C Issue Price” is $1.0597 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations and the like with respect to the shares of Series B Preferred Stock).

(h)           “Person”  means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

(i)            “Preferred Stock” means the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(j)            “Qualified Public Offering” an underwritten public offering of shares of Common Stock pursuant to an effective registration statement filed with the SEC under the Securities Act in which the aggregate gross proceeds to the Company exceed $50,000,000 and in which the public offering price per share equals or exceeds three times the Original Series C Issue Price.

(k)           “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or similar document by the SEC.

(l)            “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, and (iii) any other Common Stock subsequently obtained by an Investor, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which such Person’s rights under this Agreement  are not assigned.  The number of shares of “Registrable Securities” outstanding shall be calculated by adding the number of shares of Common Stock outstanding which are Registrable Securities, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

(m)          “Rule 144” means Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3.

(n)           “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(o)           “Securities Act” means the Securities Act of 1933, as amended.

(p)           “Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company

(q)           “Series B Preferred Stock” means the Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company.

(r)            “Series C Preferred Stock” means the Series C Convertible Preferred Stock, par value $0.0001 per share, of the Company.

2.             Demand Registrations.

(a)           Subject to the conditions of this Section 2, if the Company shall receive, at any time after the Triggering Date defined in this subsection 2(a), a written request from the Holders of a majority of the then outstanding Registrable Securities issued or issuable upon conversion of Series B Preferred Stock and Series C Preferred Stock or permitted assigns (the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of a majority of the Registrable Securities then held by all Holders, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2(a).  “Triggering Date” shall be defined as October 1, 2011.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2(a).  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the Company, such Holder and those Initiating Holders holding in aggregate a majority of the Registrable Securities then held by the Initiating Holders) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Board of Directors of the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding in aggregate a majority of the Registrable Securities then held by the Initiating Holders.  Notwithstanding any other provision of this Section 2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be included in such registration pursuant hereto, and the number of shares that may be included in such registration shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Without limiting the ability of Holders to request registration on Form S-3 under Section 4 hereof, the Company shall not be required to effect a registration pursuant to this Section 2:

(i)            if the aggregate offering price of such registration is less than $50,000,000;

(ii)           after the Company has effected two (2) registrations pursuant to this Section 2 that have been declared or ordered effective; or

(iii)          if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to defer a filing shall be exercised by the Company not more than once in any twelve (12)-month period.

3.             Piggyback Registrations.

(a)           If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities, on a registration form that would also allow the registration of the Registrable Securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to corporate reorganization or other transaction under Rule 145 of the Securities Act, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at least thirty (30) days prior to filing any registration statement, promptly give each Holder and each Founder written notice of such registration.  Upon the written request of each Holder and Founder given within twenty (20) days after mailing of such notice, the Company shall, subject to the provisions of Section 3(c), use all reasonable efforts to cause to be registered under the Securities Act (i) all of the Registrable Securities that each such Holder has requested and (ii) all of the shares of Common Stock held by a Founder (“Founder Securities”) that each such Founder has requested.

(b)           The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder or Founder has elected to include securities in such registration.  The expenses of such withdrawal registration shall be borne by the Company.

(c)           If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 3 to include any of the Holders’ or Founders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities and Founder Securities, requested to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities and Founder Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering.  The number of shares that may be included in the underwriting shall be allocated: first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration; third, to the Founders on a pro rata basis based on the total number of Founder Securities requested to be included in such registration; and fourth, to any stockholder of the Company (other than a Holder or a Founder) on a pro rata basis.  No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration unless such registration is the Company’s Initial Public Offering.  For purposes of the preceding discussion concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners, members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.  In the event that a Founder is allowed to include securities in a registration hereunder, he shall be deemed a “Holder” and his shares deemed “Registrable Securities” for purposes of Sections 5, 6, 7 and 8 with respect to such registration.

4.             Form S-3 Registrations.  In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)           use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4:

(i)            if Form S-3 is not available for such offering by the Holders;

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii)          if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 4; provided, however, that the Company shall not utilize this right to defer a filing more than twice in any twelve (12)-month period; or

(iv)          in any particular jurisdiction in which the Company would be required to qualify to do business in effecting such registration, qualification or compliance.

(c)           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this Section 4 shall not be counted as requests for registration effected pursuant to Section 2.

5.             Obligations of the Company.  Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective until the earlier of (i) the date when all Registrable Securities covered by the registration statement have been distributed, (ii) the date that is ninety (90) days from the effective date of the registration statement in the case of any registered offering other than a shelf registration on Form S-3 or (iii) the date that is nine (9) months from the effective date of the registration statement in the case of a shelf registration on Form S-3;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)           furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)            notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g)           cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)           make available for inspection by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement, which information shall be subject to reasonable restrictions concerning confidentiality and non-disclosure;

(i)            notify the Holders and the underwriters, if any, of the following events and (if requested by any such Person) confirm such notification in writing: (i) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (ii) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

(j)            make every reasonable effort to (i) prevent the entry of any order suspending the effectiveness of the registration statement and (ii) obtain the withdrawal of any such order, if entered;

(k)           if reasonably requested by any Holder of Registrable Securities covered by such registration statement or by any underwriter in connection with any underwritten offering, incorporate in a prospectus supplement or post effective amendment such information as the underwriters and such Holders agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(l)            cooperate with the Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of Registrable Securities to the underwriters;

(m)          provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(n)           use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(o)           otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

6.             Information from Holders.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

7.             Expenses of Registration.  All expenses other than underwriting discounts and commissions (which shall be born pro rata by the Holders participating therein) incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 and 4 including (without limitation) all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company and, for registrations effected pursuant to Sections 2 and 4, the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not bear any expenses for registrations effected pursuant to Section 2 after three such registrations have been effected as permitted herein.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 or Section 4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities which were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request (a “Material Adverse Change”) and have withdrawn the request with reasonable promptness following disclosure by the Company of such Material Adverse Change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2 or 4.

8.             Indemnification.

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder whose securities have been registered pursuant to this Agreement, the partners or officers, directors and stockholders of each such Holder, legal counsel and accountants for each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or other document incident to such registration; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities laws; and the Company will reimburse each such Holder, partner, officer, director, underwriter or controlling person within three months after a request for reimbursement has been received by the Company, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering (the “Shares”), if (i) the Company delivered to such Holder a copy of the most current prospectus in accordance with Section 5(f), (ii) a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and (iii) the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)           To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or other document incident to such registration or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, in each case to the extent (and only to the extent) that such untrue statement (or alleged untrue statement) or omission (or alleged omission) occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 8, for any legal or other expenses reasonably incurred in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided further, that, in no event shall any indemnity under this Section 8(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the acts or omissions that resulted in such loss, liability, claims, damage or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 8(b), shall exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement; provided however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person or entity not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

9.             Reports Under Exchange Act.  With a view to making available to the Holders the benefits of Rule 144, the Company agrees to use best efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date that is ninety (90) days after the effective date of the Initial Public Offering;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

10.           Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 12 below.  The rights granted to the Founders pursuant to this Agreement may not be assigned.

11.           Market Stand-Off Agreement.  Each Holder and Founder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days) after the effective date of such registration statement) (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 of thereof applies, then the restrictions imposed by this Section 11 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  In no event will the restricted period extend beyond 215 days after the effective date of the registration statement. The foregoing provisions of this Section 11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all executive officers, directors of the Company and the holders of greater than 1% of the Company’s Common Stock (on an as-converted basis) enter into similar agreements.  The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  If any officers or directors of the Company or holders of at least one percent (1%) of the Company’s Common Stock (on an as-converted basis) are released from such market stand-off agreements, the Company shall also release the Holders from the provisions of this

Section 11 on a pro-rata basis based on the number of shares subject to such agreements.  The Company shall use its best efforts to ensure that all future holders of any series of the Company’s Preferred Stock are bound by and have entered into similar market stand off agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

12.           Rule 144.

(a)           The Company shall not be obligated to register or include in any registration statement Registrable Securities if the Company shall furnish the Holder with a written opinion of counsel to the Company reasonably satisfactory to the applicable Holder that all Registrable Securities sought to be registered by such Holder or Holders may be publicly offered, sold and distributed within a single ninety (90)-day period without registration under the Securities Act pursuant to Rule 144.

(b)           The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the SEC thereunder, and that it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

13.           Termination of Registration Rights.  No Holder or Founder shall be entitled to exercise any right provided for in this Agreement after 7 years following the consummation of a Qualified Public Offering or, as to any Holder or Founder, such earlier time on or after the closing of the Company’s first registered public offering at which all Registrable Securities held by such Holder or Founder (and any affiliate with whom such person must aggregate its sales under Rule 144) can be sold in full on each trading day within a 90-day period without registration in compliance with Rule 144 of the Securities Act.

14.           Miscellaneous.

14.1         Adjustments Affecting Registrable Securities.  The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders to include Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of the Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

14.2         Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.3         Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by laws.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity or competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

14.4         Governing Law.  The terms of this Agreement shall be interpreted in accordance with the laws of the State of California without giving effect to principles of conflicts of law that would compel the application of the substantive laws of another jurisdiction.

14.5         Counterparts.  This Agreement may be executed in two or more counterparts. each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.6         Section Headings.  All section headings are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

14.7         Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, two (2) days after deposit with an overnight courier service or five (5) days after deposit with the United States Post Office, by first class mail, postage prepaid.  Such notice, demand or other communication shall be sent to the parties hereto at the addresses indicated below and listed on SCHEDULE A, or, with respect to those parties that subsequently become Holders, at the addresses of such Holders set forth in the books and records of the Company:

IntelePeer, Inc.

Attn:  Andre Simone

2855 Campus Drive, Suite 200

San Mateo, CA 94403

Telephone: 650.235.8503

Fax: 650.403.0818

or at such other address as a party may designate by five (5) days’ advance written notice to the other parties.

14.8         Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14.9         Entire Agreement; Amendments and Waivers.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and terminates and supersedes all prior understandings and agreements, whether oral or written, including the Prior Rights Agreement; provided, however, that if this Agreement does not constitute an effective amendment and/or replacement of any such agreement, as among the Company and the parties to this Agreement, the Company and such parties agree that their rights and obligations with respect to each other under such agreement shall be modified by this Agreement (and in the case of parties who had not previously been a party to such agreement, that they are parties to such agreement, as modified by this Agreement).  Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of  at least 66% of the then outstanding Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock; provided, however, that if an amendment, modification or waiver would terminate the rights of the Founders or, based on a facial reading of the proposed amendment, modification or waiver, materially and adversely affect the rights of the Founders, the written consent of the Founders holding a majority of the Founder Securities then outstanding shall be also required for such amendment, modification or waiver.  Any amendment, modification or waiver effected in accordance with this paragraph shall be binding upon each Founder, each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.  Each Holder acknowledges that by the operation of this paragraph, the holders of  at least 66% of the then outstanding Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock  will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

14.10       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

14.11       Dispute Resolution.  Any dispute arising out of or in connection with this Agreement or the Transaction Documents (as defined in the Purchase Agreement) shall be resolved solely and exclusively by confidential binding arbitration with the San Francisco branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator.  The parties shall attempt to mutually select the arbitrator.  In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules.  Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

[SIGNATURE PAGES FOLLOW]

The parties have executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

INTELEPEER, INC.

By:	/s/ Frank Fawzi

Name:	Frank Fawzi

Title:	Chief Executive Officer

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

VANTAGEPOINT VENTURE PARTNERS 2006 (Q), L.P.

By:	VantagePoint Venture Associates 2006, LLC,
its General Partner

By:	/s/ Alan E. Saltzman

Name:	Alan E. Saltzman
Title:	Managing Member

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

Execution by KENNET II L.P. acting by its manager KENNET CAPITAL MANAGEMENT (JERSEY) LTD.*

Executed by:	/s/ Michael Harrop

for and on behalf of
KENNET II L.P.
acting by its manager
KENNET CAPITAL MANAGEMENT (JERSEY) LTD.

Execution by KING STREET PARTNERS L.P. acting by its manager KENNET CAPITAL MANAGEMENT (JERSEY) LTD.*

Executed by:	/s/ Lorraine Renault

for and on behalf of
KING STREET PARTNERS L.P.
acting by its manager
KENNET CAPITAL MANAGEMENT (JERSEY) LTD.

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

EDF VENTURES III, LIMITED PARTNERSHIP

By:	Enterprise Ventures III, Limited Partnership,
General Partner
By:	EDM III, Inc., its General Partner

By:	/s/ Mary Lincoln Campbell
Mary Lincoln Campbell, Managing Director

EDF VENTURES III SIDECAR, LIMITED PARTNERSHIP

By:	Enterprise Ventures III Sidecar, Limited Partnership,
General Partner
By:	EDM III Sidecar, Inc., its General Partner

By:	/s/ Mary Lincoln Campbell
Mary Lincoln Campbell, Managing Director

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

IVS A/S

By:	/s/ Sten Larsen
Sten Larsen, Chief Financial Officer

By:	/s/ Sten Larsen
Sten Larsen, Attorney-in-Fact

For and on behalf of:
Peter Aagaard, Partner and Member of the Board

IVS FUND II K/S

By:	/s/ Sten Larsen
Sten Larsen, Attorney-in-Fact
For and on behalf of:
Peter Aagaard, Partner and Member of the Board
and
Lars Bruhn, Chairman of the Board

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

FAWZI COMMON STOCK, INC.

By:	/s/ Frank Fawzi
Frank Fawzi, Authorized Officer

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

UIS, LLC

By:	/s/ Haydar Haba
Haydar Haba, Managing Member

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

THOMAS M. FERGUSON

By:	/s/ Thomas M. Ferguson

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

FRANK FAWZI

By:	/s/ Frank Fawzi

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

JOHN BELANGER

By:	/s/ John Belanger

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

HAYDAR HABA

By:	/s/ Haydar Haba

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

DAN QUANDT

By:	/s/ Dan Quandt

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

SAM RAMAN

By:	/s/ Sam Raman

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

MICHAEL VORCE

By:	/s/ Michael Vorce

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

ANDRE SIMONE

By:	/s/ Andre Simone

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

ROBERT STEINER

By:	/s/ Robert Steiner

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

The parties have executed this Registration Rights Agreement as of the date first written above.

ARIEL AMIR

By:	/s/ Ariel Amir

SIGNATURE PAGE TO INTELEPEER, INC. REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

	Name	Address / Telephone
1.	VantagePoint Venture Partners 2006 (Q), L.P.	c/o VantagePoint Venture Associates 2006, LLC 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066
2.	Kennet II L.P.	P.O. Box 255 Trafalgar Court Les Banques St. Peter Port, Guernsey GY1 3QL Tel +44 (0) 1481 745430 Fax +44 (0) 1481 745088
3.	King Street Partners L.P.	P.O. Box 255 Trafalgar Court Les Banques St. Peter Port, Guernsey GY1 3QL Tel +44 (0) 1481 745430 Fax +44 (0) 1481 745088
4.	EDF Venture III, Limited Partnership	c/o Mary Lincoln Campbell EDM, Inc. 425 N. Main Street Ann Arbor, MI 48104-1147 PH: 734-663-3213 FAX: 734-663-7358
5.	EDF Ventures III Sidecar, Limited Partnership	c/o Mary Lincoln Campbell EDM, Inc. 425 N. Main Street Ann Arbor, MI 48104-1147 PH: 734-663-3213 FAX: 734-663-7358
6.	IVS A/S	Boege alle 5,2 2970 Hoersholm, DK — Denmark Attention: Sten Larsen, Chief Financial Officer Tel: +45 7022 0228 Fax: +45 7022 0227
7.	IVS Fund II K/S	Boege alle 5,2 2970 Hoersholm, DK — Denmark Attention: Sten Larsen, Chief Financial Officer Tel: +45 7022 0228 Fax: +45 7022 0227
8.	Black Steel Investments LLC	602 West 13th Street Suite 422 Austin, TX 78701 Tel: 917-658-5482 Fax: 703-997-8821

A-1

9.	Laszlo Family 2000 Trust u/a dated October 4, 2000, Andrew P. Laszlo and Lillian Laszlo Trustees	c/o Andrew Laszlo 1450 San Raymundo Rd Hillsborough, CA 94010 Tel: 650-342-9270 Fax: 650-240-0419
10.	Andre Simone	780 Chateau Drive Hillsborough, CA 94010
11.	Robert Steiner	Oberhausensteig 3 8907 Wettswil Switzerland
12.	Vogen Funding	c/o Jeffry S. Pfeffer Managing Partner CapX Partners 10 S. Wacker Drive, Suite 1840 Chicago, IL 60606 (312) 629-2878
13.	MGCM Partners LP	1725 Kearny Street, No. 1 San Francisco, CA 94133 Attention: Marco Petroni petroni@mgcapital.com
14.	Regents of the University of Michigan through its Wolverine Venture Fund	Ross School of Business University of Michigan Ann Arbor, MI 48109-1234 (734) 764-1388
15.	Ariel Amir	619 Orchid Ave. Corona Del Mar, CA 92625 (949) 862-3016
16.	DNJ Leasing II, LP	c/o Jeffry S. Pfeffer Managing Partner CapX Partners 10 S. Wacker Drive, Suite 1840 Chicago, IL 60606 (312) 629-2878
17.	VenCore Solutions, LLC	4500 SW Kruse Way, Suite 350 Lake Oswego, OR 97035

A-2

AMENDMENT NO. 1 TO THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”), dated as of April 15, 2009, to that certain Registration Rights Agreement dated as of October 31, 2008 (the “Agreement”) is entered into by and among IntelePeer, Inc., a Delaware corporation (the “Company”), Compass Horizon Funding Company LLC, a Delaware limited liability corporation (“Horizon”), and the undersigned Investors holding at least 66% of the outstanding Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock.  Capitalized terms used herein, not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Company and Horizon are parties to that certain Equipment Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”), in which Horizon will lend funds to the Company to purchase equipment and the Company will issue to Horizon a warrant to purchase up to 283,099 shares of the Company’s Series C Preferred Stock (the “Horizon Warrant”).

WHEREAS, to induce Horizon to lend funds to the Company pursuant to the Loan Agreement, the undersigned Investors have agreed to enter into this Amendment to provide Horizon with certain rights provided by the Company to the Founders and Investors pursuant to the Agreement.

WHEREAS, Section 14.9 of the Agreement provides that the Agreement may be amended by the written consent of the Company and the holders of at least 66% of the then outstanding Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             The Agreement is hereby amended to treat Horizon as a party to and “Holder” under the Agreement, and the shares subject to the Horizon Warrant shall be deemed “Registrable Securities” under the Agreement, in each case with respect to Sections 1 and 3-14 of the Agreement.  For the avoidance of doubt, Horizon shall not have any rights of a Holder under Section 2 (Demand Registrations) of the Agreement.

2.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

THE COMPANY:

INTELEPEER, INC.

By:	/s/ Andre Simone

Name:	Andre Simone

Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

COMPASS HORIZON FUNDING COMPANY LLC

By:	Horizon Technology Financing Management LLC, its
Advisor

By:	/s/ Robert D. Pomeroy, Jr.

Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

VANTAGEPOINT VENTURE PARTNERS 2006 (Q), L.P.

By:	VantagePoint Venture Associates 2006, LLC, its General Partner

By:	/s/ Alan E Salzman

Name:	Alan E Salzman
Title:	Managing Member

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

Execution by KENNET II L.P. acting by its manager
KENNET CAPITAL MANAGEMENT (JERSEY) LTD.*

Executed by:	/s/ Susan Fossey

for and on behalf of
KENNET II L.P.
acting by its manager
KENNET CAPITAL MANAGEMENT (JERSEY) LTD.

Execution by KING STREET PARTNERS L.P. acting by
its manager KENNET CAPITAL MANAGEMENT (JERSEY) LTD.*

Executed by:	/s/ Susan Fossey

for and on behalf of
KING STREET PARTNERS L.P.
acting by its manager
KENNET CAPITAL MANAGEMENT (JERSEY) LTD.

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

EDF VENTURES III, LIMITED PARTNERSHIP

By:	Enterprise Ventures III, Limited Partnership, General Partner

By:	EDM III, Inc., its General Partner

By:	/s/ Mary Lincoln Campbell
Mary Lincoln Campbell, Managing Director

EDF VENTURES III SIDECAR, LIMITED PARTNERSHIP

By:	Enterprise Ventures III Sidecar, Limited Partnership, General Partner

By:	EDM III Sidecar, Inc., its General Partner

By:	/s/ Mary Lincoln Campbell
Mary Lincoln Campbell, Managing Director

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

IVS A/S

By:	[ILLEGIBLE]

By:

IVS FUND II K/S

By:	[ILLEGIBLE]

By:

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

ANDRE SIMONE

By:	/s/ Andre Simone

[Signature Page to Amendment No. 1 to the Registration Rights Agreement]

AMENDMENT NO. 2 TO THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 (the “Amendment”), dated as of April     , 2010, to that certain Registration Rights Agreement dated as of October 31, 2008 (the “Agreement”), as amended, is entered into by and among IntelePeer, Inc., a Delaware corporation (the “Company”), Hercules Technology II, L.P. (“Hercules”), Comerica Bank (“Comerica” and collectively with Hercules, the “Lenders”), ATEL Ventures, Inc. (“ATEL,” and together with the Lenders, the “Lending Parties”), and the undersigned Investors holding at least 66% of the outstanding Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock.  Capitalized terms used herein, not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Company and the Lenders are parties to that certain Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”), pursuant to which the Company will issue to Hercules a warrant to purchase up to 235,916 shares of the Company’s Series C Preferred Stock (the “Hercules Warrant”) and Comerica a warrant to purchase up to 47,183 shares of the Company’s Series C Preferred Stock (the “Comerica Warrant”).

WHEREAS, the Company and ATEL are parties to that certain Master Loan and Security Agreement No. INTEX dated as of April 10, 2009 (the “ATEL Agreement”), pursuant to which the Company issued to ATEL a warrant to purchase up to 226,479 shares of the Company’s Series C Preferred Stock (the “ATEL Warrant,” together with the Hercules Warrant and the Comerica Warrant, the “Lending Parties Warrants”).

WHEREAS, to induce the Lending Parties to lend funds to the Company pursuant to the Loan Agreement and the ATEL Agreement, the undersigned Investors have agreed to enter into this Amendment to provide the Lending Parties with certain rights provided by the Company to the Founders and Investors pursuant to the Agreement.

WHEREAS, Section 14.9 of the Agreement provides that the Agreement may be amended by the written consent of the Company and the holders of at least 66% of the then outstanding Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             The Agreement is hereby amended to treat each Lending Party as a party to and “Holder” under the Agreement, and the shares subject to the Lending Parties Warrants shall be deemed “Registrable Securities” under the Agreement, in each case with respect to Sections 1 and 3-14 of the Agreement.  For the avoidance of doubt, the Lending Parties shall not have any rights of a Holder under Section 2 (Demand Registrations) of the Agreement.

2.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

THE COMPANY:

INTELEPEER, INC.

By:	/s/ Andre Simone

Name:	Andre Simone

Title:	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

ATEL VENTURES, INC.

By:	/s/ Vascoe H. Morais

Name:	Vascoe H. Morais

Title:	Executive Vice President

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

HERCULES TECHNOLOGY II, L.P.,
a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

COMERICA BANK

By:	/s/ Calvin Cheng
Name:	Calvin Cheng
Title:	Vice President

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

VANTAGEPOINT VENTURE PARTNERS 2006 (Q), L.P.

By:	VantagePoint Venture Associates 2006, LLC,
its General Partner

By:	/s/ Alan E. Salzman

Name:	/s/ Alan E. Salzman
Title:	Managing Member

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

Execution by KENNET II L.P. acting by its manager KENNET CAPITAL MANAGEMENT (JERSEY) LTD.

Executed by:	/s/ Mark Rumbold

for and on behalf of
KENNET II L.P.
acting by its manager
KENNET CAPITAL MANAGEMENT (JERSEY) LTD.

Execution by KING STREET PARTNERS L.P. acting by its manager KENNET CAPITAL MANAGEMENT (JERSEY) LTD.

Executed by:	/s/ Mark Rumbold

for and on behalf of
KING STREET PARTNERS L.P.
acting by its manager
KENNET CAPITAL MANAGEMENT (JERSEY) LTD.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

EDF VENTURES III, LIMITED PARTNERSHIP

By:	Enterprise Ventures III, Limited Partnership,
General Partner
By:	EDM III, Inc., its General Partner

By:	/s/ Mary Lincoln Campbell
Mary Lincoln Campbell, Managing Director

EDF VENTURES III SIDECAR, LIMITED PARTNERSHIP

By:	Enterprise Ventures III Sidecar, Limited Partnership,
General Partner
By:	EDM III Sidecar, Inc., its General Partner

By:	/s/ Mary Lincoln Campbell
Mary Lincoln Campbell, Managing Director

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

ANDRE SIMONE

By:	/s/ Andre Simone

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

HAYDAR HABA

By:	/s/ Haydar Haba